EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-123493 of Fifth Third Bancorp on Form S-8 of our report dated April 20, 2004 appearing in this Annual Report on Form 11-K of Southern Community Bancorp Employees’ Savings and Profit Sharing Plan for the year ended December 31, 2003.

/s/ HACKER, JOHNSON & SMITH PA
HACKER, JOHNSON & SMITH PA

Tampa, Florida

March 21, 2005